Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter Ended June 30, 2019 Earnings
Houston, Texas — August 6, 2019 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial and operating results for the second quarter of 2019.
Recent Highlights:
•Delivered net cash provided by operating activities of $214.0 million and Adjusted EBITDA(1) of $249.6 million for the second quarter of 2019.
•Produced 84.5 MBoepd, an increase of 6.3% from the second quarter of 2018.
•Temporary downtime in OMP’s Wild Basin natural gas processing complex caused an estimated 3.0 MBoepd and $6 million in lost production and Adjusted EBITDA(1), respectively. July production averaged approximately 89 MBoepd.
•Achieved positive free cash flow year to date and continues to expect to be free cash flow positive in 2019 for the E&P business(2).
•Delaware Basin well costs are targeted at $9.6 million per ~10,000 foot lateral well.
•LOE totaled $7.32 per Boe in the second quarter of 2019, within the Company's guidance of $7.00 to $7.75 per Boe.
•Both total Company G&A expense and E&P Cash G&A(1) expense decreased 10% from the first quarter of 2019.
•Improved crude oil differentials to $0.96 off of NYMEX WTI, a significant improvement from the fourth quarter of 2018.
(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below for definitions of all non-GAAP measures included herein and reconciliations to the most directly comparable measures under United States generally accepted accounting principles (“GAAP”).
(2) For more detail on E&P free cash flow, see pages six and seven of the Company’s investor presentation on the Company’s website at www.oasispetroleum.com.
“Oasis continues to execute its plan of harvesting Williston free cash flow to fund growth in the Delaware,” said Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “Our operational expertise and deep inventory in the Williston support full field development and we are expanding outside of Wild Basin with impressive results. In the Delaware, our learnings are advancing faster than expected, resulting in faster cycle times, lowered costs, and strong well performance. We are seeing strong performance from not only the Wolfcamp A wells, but also from recent Wolfcamp B and C wells. With assets focused in two of the best oil basins in the US, a team with a proven operating track record, and strong realizations in both basins, we are structured to succeed through volatile commodity markets.”
Financial and Operational Update and Outlook
•Production averaged 78.3 MBoepd (Williston Basin) and 6.2 MBoepd (Delaware Basin). Oasis expects production in the third quarter of 2019 to range between 87 and 90 MBoepd (approximately 71.5% oil).
•Oasis updated its differential guidance to between $1.50 and $3.00 per barrel in 2019 as compared to between $1.50 and $3.50 per barrel previously.
•CapEx of $295 million consisted of $206 million of E&P and other, $83 million of consolidated midstream and $6 million of acquisitions. The Company now expects 2019 E&P and other CapEx to be approximately $620 to $640 million. The increase primarily reflects 1) an adjustment to deflation expectations related to a lower budgeted crude oil price, 2) improved cycle times in the Delaware Basin resulting in increased spuds with the two rig program, and 3) increased non-operated spending and a number of operating wells with higher working interests.

Metric	2Q 2019 Actual	Prior Full Year Guidance	Updated Full Year Guidance
Production (MBoepd)	84.5	86.0 - 91.0	86.8 - 88.5
Differential to NYMEX WTI ($ per Bbl)	$0.96	$1.50 - $3.50	$1.50 - $3.00
Natural gas realized price (as a % of Henry Hub)	89%	N/A	85%
Lease operating expenses ($ per Boe)	$7.32	$7.00 - $7.75	$7.00 - $7.75
Marketing, transportation and gathering expenses ($ per Boe)(1)	$3.69	$3.50 - $4.50	$3.50 - $4.50
E&P Cash G&A ($ in millions)(2)	$17.2	$77 - $81	$77 - $81
Production taxes (as a % of oil and gas revenues)	7.9%	8.1% - 8.4%	8.1% - 8.4%
CapEx ($ in millions)
E&P & Other CapEx(3)	$206.4	$540 - $560	$620 - $640
Midstream CapEx	$82.6	$195 - $219	$219 - $230
Midstream CapEx attributable to Oasis (included in Midstream CapEx above)	$70.9	$11 - $13	$15 - $16
___________________
(1)Marketing, transportation and gathering expenses (“MT&G”) exclude the effect of non-cash valuation charges on pipeline imbalances.
(2)E&P Cash G&A represents general and administrative (“G&A”) expenses less non-cash equity-based compensation expenses included in the Company's exploration and production (“E&P”) segment. Total 2019 cash G&A for Oasis is estimated at $92 to $96 million, which excludes non-cash amortization of equity-based compensation of approximately $41 to $45 million. See “Non-GAAP Financial Measures” below.
(3)Other CapEx includes well services and administrative capital and excludes estimated capitalized interest of approximately $15 million for 2019.
Midstream Update
•OMP continues to successfully secure third party volumes to feed the Wild Basin natural gas processing complex. In June, the complex experienced temporary operational downtime, which was resolved in early July. The gas complex has recently been processing above 280 MMscfpd with the second natural gas plant processing at times above its 200 MMscfpd design capacity.
•Oasis continues to work with third parties for gas infrastructure in the Delaware Basin and expects to provide an update in the coming months on the outcome of the selection process.
•Total Midstream CapEx is expected to range between $219 to $230 million for 2019, which reflects capturing additional third party business, incremental plant costs and an acceleration of spending from 2020 to 2019. Net CapEx from Oasis attributable to its retained interest is expected to range between $15 and $16 million.
•More details on OMP’s performance can be found in OMP’s second quarter 2019 press release issued on August 6, 2019 available on OMP’s website at www.oasismidstream.com.

Operational and Financial Update
The following table presents select operational and financial data for the periods presented:

	Quarter Ended:
	June 30, 2019	March 31, 2019	June 30, 2018
Production data:
Crude oil (Bopd)	61,224	66,046	60,632
Natural gas (Mcfpd)	139,380	154,005	112,830
Total production (Boepd)	84,454	91,714	79,437
Percent crude oil	72.5%	72.0%	76.3%
Average sales prices:
Crude oil, without derivative settlements ($ per Bbl)	$58.87	$53.52	$65.82
Differential to NYMEX WTI ($ per Bbl)	0.96	1.30	2.07
Crude oil, with derivative settlements ($ per Bbl)(1)	56.79	55.79	54.88
Crude oil derivative settlements - net cash receipts (payments) ($ in millions)(2)	(11.6)	13.5	(60.4)
Natural gas, without derivative settlements ($ per Mcf)(2)	2.29	3.66	3.38
Natural gas, with derivative settlements ($ per Mcf)(1)(2)	2.43	3.65	3.43
Natural gas derivative settlements - net cash receipts (payments) ($ in millions)(2)	1.8	(0.1)	0.5
Selected financial data ($ in millions):
Revenues:
Crude oil revenues(3)	$328.0	$318.1	$363.2
Natural gas revenues	29.0	50.7	34.7
Purchased oil and gas sales(3)	109.4	148.5	128.1
Midstream revenues	51.6	48.0	29.3
Well services revenues	11.4	10.4	18.5
Total revenues	$529.4	$575.7	$573.8
Net cash provided by operating activities	214.0	174.9	303.7
Adjusted EBITDA(4)	249.6	269.3	241.2
Select operating expenses:
Lease operating expenses	$56.2	$58.4	$44.1
Midstream expenses	17.4	16.7	7.7
Well services expenses	8.5	7.0	13.6
MT&G(5)	28.4	32.7	23.1
Non-cash valuation charges	0.1	2.3	(0.2)
Purchased oil and gas expenses(3)	109.7	149.9	129.6
Production taxes	28.1	29.6	34.0
Depreciation, depletion and amortization	177.4	189.8	153.6
Total select operating expenses	$425.8	$486.4	$405.5
Select operating expenses data:
Lease operating expense ($ per Boe)	$7.32	$7.08	$6.11
MT&G ($ per Boe)(5)	3.69	3.96	3.19
Depreciation, depletion and amortization ($ per Boe)	23.08	23.00	21.24
E&P G&A ($ per Boe)	3.35	3.33	3.25
E&P Cash G&A ($ per Boe)(4)	2.24	2.30	2.28
Production taxes (as a % of oil and gas revenues)	7.9%	8.0%	8.6%
___________________

(1)Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.
(2)Natural gas prices include the value for natural gas and natural gas liquids.
(3)For the three and six months ended June 30, 2018, crude oil revenues, purchased oil and gas sales and purchased oil and gas expenses have been revised to correct errors related to the presentation of certain crude oil purchase and sale arrangements, which had no impact on reported net income (loss). The amounts presented herein reflect the impact of the revision.
(4)Adjusted EBITDA and E&P Cash G&A represent non-GAAP measures. See “Non-GAAP Financial Measures” below for further information and reconciliations to the most directly comparable financial measures under GAAP.
(5)Excludes non-cash valuation charges on pipeline imbalances.
G&A totaled $30.9 million in the second quarter of 2019, $28.2 million in the second quarter of 2018 and $34.5 million in the first quarter of 2019. Amortization of equity-based compensation, which is included in G&A, was $8.9 million, or $1.16 per barrel of oil equivalent (“Boe”), in the second quarter of 2019 as compared to $7.4 million, or $1.02 per Boe, in the second quarter of 2018 and $9.0 million, or $1.09 per Boe, in the first quarter of 2019. G&A for the Company’s E&P segment totaled $25.8 million in the second quarter of 2019, $23.5 million in the second quarter of 2018 and $27.5 million in the first quarter of 2019.
MT&G, excluding non-cash valuation charges on pipeline imbalances, increased $5.3 million to $28.4 million in the second quarter of 2019, as compared to $23.1 million in the second quarter of 2018, primarily attributable to higher crude oil gathering and transportation expenses related to an increase in volumes being transported on the Dakota Access Pipeline to market the Company’s equity barrels, which resulted in improved price realizations. MT&G, excluding non-cash valuation charges on pipeline imbalances, decreased $4.3 million in the second quarter of 2019, as compared to $32.7 million in the first quarter of 2019 primarily due to lower production volumes.
Interest expense was $43.2 million for the second quarter of 2019 as compared to $40.9 million for the second quarter of 2018 and $44.5 million for the first quarter of 2019. Capitalized interest totaled $3.6 million for the second quarter of 2019, $4.2 million for the second quarter of 2018 and $2.8 million for the first quarter of 2019. Cash Interest totaled $42.0 million for the second quarter of 2019, $40.5 million for the second quarter of 2018 and $42.6 million for the first quarter of 2019. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.
For the three months ended June 30, 2019, the Company recorded an income tax expense of $12.2 million, resulting in a 19.3% effective tax rate as a percentage of its pre-tax income for the quarter. The Company recorded an income tax benefit of $3.7 million, resulting in a 3.3% effective tax rate as a percentage of its pre-tax loss for the three months ended March 31, 2019.
For the second quarter of 2019, the Company reported net income of $42.8 million, or $0.14 per diluted share, as compared to a net loss of $320.2 million, or $1.02 per diluted share, for the second quarter of 2018. Excluding certain non-cash items and their tax effect, Adjusted Net Income Attributable to Oasis was $11.0 million, or $0.03 per diluted share, in the second quarter of 2019, as compared to Adjusted Net Income Attributable to Oasis of $28.9 million, or $0.09 per diluted share, in the second quarter of 2018. Adjusted EBITDA for the second quarter of 2019 was $249.6 million, as compared to Adjusted EBITDA of $241.2 million for the second quarter of 2018. For definitions of Adjusted Net Income (Loss) Attributable to Oasis and Adjusted EBITDA and reconciliations to the most directly comparable GAAP measures, see “Non-GAAP Financial Measures” below.

Capital Expenditures and Completions
The following table depicts the Company’s total capital expenditures (“CapEx”) by category:

	1Q 2019	2Q 2019	YTD - 2Q 2019

	(In millions)
CapEx:
E&P	$165.7	$202.1	$367.8
Well services	0.1	—	0.1
Other(1)	3.9	4.3	8.2
Total CapEx before midstream	169.7	206.4	376.1
Midstream(2)	57.1	82.6	139.7
Total CapEx before acquisitions	226.8	289.0	515.8
Acquisitions	—	5.8	5.8
Total CapEx(3)	$226.8	$294.8	$521.6
___________________
(1)Other CapEx includes such items as administrative capital and capitalized interest.
(2)Midstream CapEx attributable to Oasis Midstream Partners (“OMP”) was $45.2 million and $70.9 million for the three months ended March 31, 2019 and June 30, 2019, respectively.
(3)Total CapEx (including acquisitions) reflected in the table above differs from the amounts shown in the statements of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for CapEx, while the amounts presented in the statements of cash flows is presented on a cash basis.
Oasis completed and placed on production 27 gross (20.6 net) operated wells and 0.8 net non-operated wells during the second quarter of 2019. Completions included 24 gross (17.6 net) operated wells in the Williston Basin and 3 gross (3.0 net) operated wells in the Delaware Basin. The completions cadence was back weighted during the quarter with only 2 wells completed in April.
Liquidity and Balance Sheet
As of June 30, 2019, Oasis had cash and cash equivalents of $20.3 million, total elected commitments under the Oasis credit facility of $1,350.0 million and total elected commitments under the OMP credit facility of $475.0 million. In addition, Oasis had $531.0 million of borrowings and $14.0 million of outstanding letters of credit issued under the Oasis credit facility and $408.0 million of borrowings and $8.2 million of outstanding letters of credit under the OMP credit facility, resulting in a total unused borrowing capacity of $863.8 million for both revolving credit facilities as of June 30, 2019.

Hedging Activity
The Company’s crude oil contracts will settle monthly based on the average NYMEX West Texas Intermediate crude oil index price (“NYMEX WTI”) for fixed price swaps and two-way and three-way costless collars. The Company’s basis swaps for crude oil will settle monthly based on the fixed basis differential from Argus WTI Houston crude oil index price (“Houston”) to NYMEX WTI. The Company’s natural gas contracts will settle monthly based on the average NYMEX Henry Hub natural gas index price (“NYMEX HH”) for fixed price swaps. As of August 6, 2019, the Company had the following outstanding commodity derivative contracts:

	Six Months Ending
	December 31, 2019	June 30, 2020	December 31, 2020	June 30, 2021
Crude Oil (Volume in MBopd)
Fixed Price Swaps
Volume	23.8	10.0	3.0	—
Price	$57.35	$59.87	$58.85	$—
Two-Way Collars
Volume	14.0	5.0	2.0	—
Floor	$58.07	$51.50	$50.50	$—
Ceiling	$74.64	$61.76	$60.70	$—
Three-Way Collars
Volume	12.0	13.0	12.0	2.0
Sub-Floor	$40.00	$40.00	$40.00	$40.00
Floor	$51.57	$54.13	$52.48	$50.00
Ceiling	$65.40	$64.81	$63.86	$64.25
Total Crude Oil Volume	49.8	28.0	17.0	2.0
Basis Swaps (Houston-NYMEX WTI)
Volume	1.5	—	—	—
Price	$4.55	$—	$—	$—

Natural Gas (Volume in MMBtupd)
Fixed Price Swaps
Volume	30,000	—	—	—
Price	$2.92	$—	$—	$—
The June 2019 crude oil derivative contracts settled at a net $0.6 million received in July 2019 and will be included in the Company’s third quarter 2019 derivative settlements.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the conference call:

Date:	Wednesday, August 7, 2019
Time:	10:00 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1052/31143
Website:	www.oasispetroleum.com
Sell-side analysts with a question may use the following dial-in:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	2649196
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Wednesday, August 14, 2019 by dialing:

Replay dial-in:	877-344-7529

Intl. replay:	412-317-0088
Replay code:	10133701
The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, the ability to consummate the previously announced Delaware acreage from Oasis to OMP and realize the anticipated benefits therefrom, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of onshore, unconventional crude oil and natural gas resources in the United States. For more information, please visit the Company’s website at www.oasispetroleum.com.
Oasis Petroleum Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2019	December 31, 2018

	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$20,258	$22,190
Accounts receivable, net	396,104	387,602
Inventory	30,056	33,128
Prepaid expenses	6,018	10,997
Derivative instruments	19,089	99,930
Intangible assets, net	—	125
Other current assets	195	183
Total current assets	471,720	554,155
Property, plant and equipment
Oil and gas properties (successful efforts method)	9,283,462	8,912,189
Other property and equipment	1,301,835	1,151,772
Less: accumulated depreciation, depletion, amortization and impairment	(3,416,183)	(3,036,852)
Total property, plant and equipment, net	7,169,114	7,027,109
Derivative instruments	5,636	6,945
Long-term inventory	13,286	12,260
Operating right-of-use assets	20,054	—
Other assets	30,478	25,673
Total assets	$7,710,288	$7,626,142

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,155	$20,166
Revenues and production taxes payable	170,534	216,695
Accrued liabilities	315,450	331,651
Accrued interest payable	37,701	38,040
Derivative instruments	4,445	84
Advances from joint interest partners	4,076	5,140
Current operating lease liabilities	7,837	—
Other current liabilities	3,230	—
Total current liabilities	558,428	611,776
Long-term debt	2,896,524	2,735,276
Deferred income taxes	308,672	300,055
Asset retirement obligations	55,228	52,384
Derivative instruments	—	20
Operating lease liabilities	18,021	—
Other liabilities	6,957	7,751
Total liabilities	3,843,830	3,707,262
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 900,000,000 shares authorized; 324,680,450 shares issued and 321,894,286 shares outstanding at June 30, 2019 and 320,469,049 shares issued and 318,377,161 shares outstanding at December 31, 2018	3,183	3,157
Treasury stock, at cost: 2,786,164 and 2,091,888 shares at June 30, 2019 and December 31, 2018, respectively	(33,330)	(29,025)
Additional paid-in capital	3,096,355	3,077,755
Retained earnings	610,564	682,689
Oasis share of stockholders’ equity	3,676,772	3,734,576
Non-controlling interests	189,686	184,304
Total stockholders’ equity	3,866,458	3,918,880
Total liabilities and stockholders’ equity	$7,710,288	$7,626,142

Oasis Petroleum Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(In thousands, except per share data)
Revenues
Oil and gas revenues	$357,004	$397,849	$725,786	$764,444
Purchased oil and gas sales	109,389	128,064	257,860	195,773
Midstream revenues	51,573	29,342	99,594	57,264
Well services revenues	11,439	18,496	21,897	30,082
Total revenues	529,405	573,751	1,105,137	1,047,563
Operating expenses
Lease operating expenses	56,228	44,141	114,672	88,922
Midstream expenses	17,368	7,688	34,097	15,673
Well services expenses	8,474	13,560	15,444	20,947
Marketing, transportation and gathering expenses	28,488	22,833	63,438	43,846
Purchased oil and gas expenses	109,662	129,579	259,566	200,173
Production taxes	28,142	34,026	57,760	65,026
Depreciation, depletion and amortization	177,358	153,570	367,191	302,835
Exploration expenses	887	617	1,717	1,386
Impairment	24	384,135	653	384,228
General and administrative expenses	30,926	28,230	65,385	56,170
Total operating expenses	457,557	818,379	979,923	1,179,206
Gain (loss) on sale of properties	(276)	1,954	(3,198)	1,954
Operating income (loss)	71,572	(242,674)	122,016	(129,689)
Other income (expense)
Net gain (loss) on derivative instruments	34,749	(120,285)	(82,862)	(191,401)
Interest expense, net of capitalized interest	(43,186)	(40,910)	(87,654)	(78,056)
Loss on extinguishment of debt	—	(13,651)	—	(13,651)
Other income	279	218	233	35
Total other expense, net	(8,158)	(174,628)	(170,283)	(283,073)
Income (loss) before income taxes	63,414	(417,302)	(48,267)	(412,762)
Income tax benefit (expense)	(12,240)	101,001	(8,537)	100,173
Net income (loss) including non-controlling interests	51,174	(316,301)	(56,804)	(312,589)
Less: Net income attributable to non-controlling interests	8,417	3,903	15,321	7,025
Net income (loss) attributable to Oasis	$42,757	$(320,204)	$(72,125)	$(319,614)
Earnings (loss) attributable to Oasis per share:
Basic	$0.14	$(1.02)	$(0.23)	$(1.06)
Diluted	0.14	(1.02)	(0.23)	(1.06)
Weighted average shares outstanding:
Basic	314,982	313,072	314,724	301,652
Diluted	314,982	313,072	314,724	301,652

Oasis Petroleum Inc.
Selected Financial and Operational Statistics
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating results (in thousands):
Revenues
Crude oil revenues(1)	$327,977	$363,183	$646,098	$689,493
Natural gas revenues	29,027	34,666	79,688	74,951
Purchased oil and gas sales(1)	109,389	128,064	257,860	195,773
Midstream revenues	51,573	29,342	99,594	57,264
Well services revenues	11,439	18,496	21,897	30,082
Total revenues	$529,405	$573,751	$1,105,137	$1,047,563
Production data:
Crude oil (MBbls)	5,571	5,517	11,515	10,802
Natural gas (MMcf)	12,684	10,268	26,544	20,045
Oil equivalents (MBoe)	7,685	7,229	15,940	14,142
Average daily production (Boe per day)	84,454	79,437	88,064	78,135
Average sales prices:
Crude oil, without derivative settlements (per Bbl)	$58.87	$65.82	$56.11	$63.83
Crude oil, with derivative settlements (per Bbl)(2)	56.79	54.88	56.27	54.81
Natural gas, without derivative settlements (per Mcf)(3)	2.29	3.38	3.00	3.74
Natural gas, with derivative settlements (per Mcf)(2)(3)	2.43	3.43	3.07	3.77
Costs and expenses (per Boe of production):
Lease operating expenses	$7.32	$6.11	$7.19	$6.29
MT&G(4)	3.69	3.19	3.83	3.10
Production taxes	3.66	4.71	3.62	4.60
Depreciation, depletion and amortization	23.08	21.24	23.04	21.41
G&A	4.02	3.91	4.10	3.97
E&P G&A	3.35	3.25	3.34	3.32
 ___________________
(1)For the three and six months ended June 30, 2018, crude oil revenues, purchased oil and gas sales and purchased oil and gas expenses have been revised to correct errors related to the presentation of certain crude oil purchase and sale arrangements, which had no impact on reported net income (loss). The amounts presented herein reflect the impact of the revision.
(2)Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.
(3)Natural gas prices include the value for natural gas and natural gas liquids.
(4)Excludes non-cash valuation charges on pipeline imbalances.
Oasis Petroleum Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2019	2018

	(In thousands)
Cash flows from operating activities:
Net loss including non-controlling interests	$(56,804)	$(312,589)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	367,191	302,835
Loss on extinguishment of debt	—	13,651
(Gain) loss on sale of properties	3,198	(1,954)
Impairment	653	384,228
Deferred income taxes	8,617	(100,293)
Derivative instruments	82,862	191,401
Equity-based compensation expenses	17,924	14,130
Deferred financing costs amortization and other	12,245	10,518
Working capital and other changes:
Change in accounts receivable, net	(12,914)	(5,866)
Change in inventory	3,029	(4,721)
Change in prepaid expenses	3,918	573
Change in accounts payable, interest payable and accrued liabilities	(36,514)	40,849
Change in other assets and liabilities, net	(4,473)	(746)
Net cash provided by operating activities	388,932	532,016
Cash flows from investing activities:
Capital expenditures	(525,501)	(536,959)
Acquisitions	(5,781)	(524,255)
Proceeds from sale of properties	—	2,236
Derivative settlements	3,629	(96,823)
Other	—	(933)
Net cash used in investing activities	(527,653)	(1,156,734)
Cash flows from financing activities:
Proceeds from revolving credit facilities	1,178,000	1,933,000
Principal payments on revolving credit facilities	(1,025,000)	(1,265,000)
Repurchase of senior unsecured notes	—	(423,143)
Proceeds from issuance of senior unsecured notes	—	400,000
Deferred financing costs	(482)	(6,790)
Purchases of treasury stock	(4,305)	(6,064)
Distributions to non-controlling interests	(10,093)	(6,846)
Other	(1,331)	(87)
Net cash provided by financing activities	136,789	625,070
Increase (decrease) in cash and cash equivalents	(1,932)	352
Cash and cash equivalents:
Beginning of period	22,190	16,720
End of period	$20,258	$17,072
Supplemental non-cash transactions:
Change in accrued capital expenditures	$(30,598)	$90,040
Change in asset retirement obligations	3,840	5,407
Issuance of shares in connection with acquisition	—	371,220

Non-GAAP Financial Measures
E&P Cash G&A is defined as the total general and administrative expenses included in the Company’s exploration and production segment less non-cash equity-based compensation expenses included in its exploration and production segment. E&P Cash G&A is not a measure of general and administrative expenses as determined by GAAP. Management believes that the presentation of E&P Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to equity-based compensation programs, which can vary substantially from company to company.
The following table presents a reconciliation of the GAAP financial measure of general and administrative expenses included in its exploration and production segment to the non-GAAP financial measure of E&P Cash G&A for the periods presented:

Exploration and Production
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(In thousands)
E&P general and administrative expenses	$25,761	$23,492	$53,288	$46,971
Equity-based compensation expenses	(8,522)	(7,012)	(17,102)	(13,463)
E&P Cash G&A	$17,239	$16,480	$36,186	$33,508

Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense. Cash Interest is not a measure of interest expense as determined by GAAP.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(In thousands)
Interest expense	$43,186	$40,910	$87,654	$78,056
Capitalized interest	3,645	4,227	6,463	8,678
Amortization of deferred financing costs	(1,823)	(1,937)	(3,593)	(3,698)
Amortization of debt discount	(3,006)	(2,731)	(5,890)	(5,349)
Cash Interest	$42,002	$40,469	$84,634	$77,687
Adjusted EBITDA and Free Cash Flow are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. The Company defines Free Cash Flow as Adjusted EBITDA attributable to Oasis less Cash Interest and CapEx, excluding capitalized interest. Adjusted EBITDA and Free Cash Flow are not measures of net income (loss) or cash flows as determined by GAAP.
The following table presents reconciliations of the GAAP financial measures of net income (loss) including non-controlling interests and net cash provided by (used in) operating activities to the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(In thousands)
Net income (loss) including non-controlling interests	$51,174	$(316,301)	$(56,804)	$(312,589)
(Gain) loss on sale of properties	276	(1,954)	3,198	(1,954)
Loss on extinguishment of debt	—	13,651	—	13,651
Net (gain) loss on derivative instruments	(34,749)	120,285	82,862	191,401
Derivative settlements(1)	(9,817)	(59,849)	3,629	(96,823)
Interest expense, net of capitalized interest	43,186	40,910	87,654	78,056
Depreciation, depletion and amortization	177,358	153,570	367,191	302,835
Impairment	24	384,135	653	384,228
Exploration expenses	887	617	1,717	1,386
Equity-based compensation expenses	8,911	7,376	17,924	14,130
Income tax (benefit) expense	12,240	(101,001)	8,537	(100,173)
Other non-cash adjustments	120	(226)	2,395	(17)
Adjusted EBITDA	249,610	241,213	518,956	474,131
Adjusted EBITDA attributable to non-controlling interests	11,693	5,148	21,896	9,452
Adjusted EBITDA attributable to Oasis	237,917	236,065	497,060	464,679
Cash Interest	(42,002)	(40,469)	(84,634)	(77,687)
Capital expenditures(2)	(294,875)	(358,534)	(521,668)	(1,525,762)
Capitalized interest	3,645	4,227	6,463	8,678
Free Cash Flow	$(95,315)	$(158,711)	$(102,779)	$(1,130,092)

Net cash provided by operating activities	$214,006	$303,657	$388,932	$532,016
Derivative settlements(1)	(9,817)	(59,849)	3,629	(96,823)
Interest expense, net of capitalized interest	43,186	40,910	87,654	78,056
Exploration expenses	887	617	1,717	1,386
Deferred financing costs amortization and other	(5,315)	(5,043)	(12,245)	(10,518)
Current tax (benefit) expense	76	120	(80)	120
Changes in working capital	6,467	(38,973)	46,954	(30,089)
Other non-cash adjustments	120	(226)	2,395	(17)
Adjusted EBITDA	249,610	241,213	518,956	474,131
Adjusted EBITDA attributable to non-controlling interests	11,693	5,148	21,896	9,452
Adjusted EBITDA attributable to Oasis	237,917	236,065	497,060	464,679
Cash Interest	(42,002)	(40,469)	(84,634)	(77,687)
Capital expenditures(2)	(294,875)	(358,534)	(521,668)	(1,525,762)
Capitalized interest	3,645	4,227	6,463	8,678
Free Cash Flow	$(95,315)	$(158,711)	$(102,779)	$(1,130,092)

___________________
(1)Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)Capital expenditures (including acquisitions) reflected in the table above differ from the amounts shown in the statements of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statements of cash flows are presented on a cash basis. Acquisitions totaled $5.8 million for the three and six months ended June 30, 2019, and $3.5 million and $894.5 million for the three and six months ended June 30, 2018, respectively.
The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes including non-controlling interests to the non-GAAP financial measure of Adjusted EBITDA for the Company’s three reportable business segments on a gross basis for the periods presented:

Exploration and Production
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(In thousands)
Income (loss) before income taxes including non-controlling interests	$14,925	$(454,662)	$(141,533)	$(482,847)
(Gain) loss on sale of properties	276	(1,954)	3,198	(1,954)
Loss on extinguishment of debt	—	13,651	—	13,651
Net (gain) loss on derivative instruments	(34,749)	120,285	82,862	191,401
Derivative settlements(1)	(9,817)	(59,849)	3,629	(96,823)
Interest expense, net of capitalized interest	38,977	40,727	79,697	77,611
Depreciation, depletion and amortization	172,687	149,250	357,506	294,454
Impairment	24	384,135	653	384,228
Exploration expenses	887	617	1,717	1,386
Equity-based compensation expenses	8,522	7,012	17,102	13,463
Other non-cash adjustments	120	(226)	2,395	(17)
Adjusted EBITDA	$191,852	$198,986	$407,226	$394,553
___________________
(1)Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

Midstream Services
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(In thousands)
Income before income taxes including non-controlling interests	$51,016	$37,815	$97,074	$69,796
Interest expense, net of capitalized interest	4,209	183	7,957	445
Depreciation, depletion and amortization	8,893	6,900	18,080	13,529
Equity-based compensation expenses	515	409	980	780
Adjusted EBITDA	$64,633	$45,307	$124,091	$84,550

Well Services
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(In thousands)
Income before income taxes including non-controlling interests	$1,499	$8,051	$2,319	$16,158
Depreciation, depletion and amortization	3,358	3,930	7,287	7,619
Equity-based compensation expenses	527	409	1,088	795
Adjusted EBITDA	$5,384	$12,390	$10,694	$24,572

Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) Attributable to Oasis as net income (loss) after adjusting first for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash charges, or non-recurring items, (2) the impact of net income attributable to non-controlling interests and (3) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income (Loss) Attributable to Oasis is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share as Adjusted Net Income (Loss) Attributable to Oasis divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) attributable to Oasis to the non-GAAP financial measure of Adjusted Net Income (Loss) Attributable to Oasis and the GAAP financial measure of diluted earnings (loss) attributable to Oasis per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(In thousands, except per share data)
Net income (loss) attributable to Oasis	$42,757	$(320,204)	$(72,125)	$(319,614)
(Gain) loss on sale of properties	276	(1,954)	3,198	(1,954)
Loss on extinguishment of debt	—	13,651	—	13,651
Net (gain) loss on derivative instruments	(34,749)	120,285	82,862	191,401
Derivative settlements(1)	(9,817)	(59,849)	3,629	(96,823)
Impairment	24	384,135	653	384,228
Amortization of deferred financing costs	1,823	1,937	3,593	3,698
Amortization of debt discount	3,006	2,731	5,890	5,349
Other non-cash adjustments	120	(226)	2,395	(17)
Tax impact(2)	7,565	(111,592)	14,273	(121,102)
Adjusted Net Income Attributable to Oasis	$11,005	$28,914	$44,368	$58,817

Diluted earnings (loss) attributable to Oasis per share	$0.14	$(1.02)	$(0.23)	$(1.06)
(Gain) loss on sale of properties	—	(0.01)	0.01	(0.01)
Loss on extinguishment of debt	—	0.04	—	0.04
Net (gain) loss on derivative instruments	(0.11)	0.38	0.26	0.63
Derivative settlements(1)	(0.03)	(0.19)	0.01	(0.32)
Impairment	—	1.23	—	1.26
Amortization of deferred financing costs	0.01	0.01	0.01	0.01
Amortization of debt discount	0.01	0.01	0.02	0.02
Other non-cash adjustments	—	—	0.01	—
Tax impact(2)	0.01	(0.36)	0.05	(0.38)
Adjusted Diluted Earnings Attributable to Oasis Per Share	$0.03	$0.09	$0.14	$0.19

Diluted weighted average shares outstanding(3)	314,982	315,664	316,081	304,859

Effective tax rate applicable to adjustment items	19.2%	24.2%	(14.0)%	24.2%
___________________
(1)Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.
(2)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.
(3)No unvested stock awards were included in computing Adjusted Diluted Earnings Attributable to Oasis Per Share for the three months ended June 30, 2019 because the effect was anti-dilutive under the treasury stock method. For the six months ended June 30, 2019 and the three and six months ended June 30, 2018, the Company included 1,357,000, 2,592,000 and 3,207,000, respectively, of unvested stock awards in computing Adjusted Diluted Earnings Attributable to Oasis Per Share due to the dilutive effect under the treasury stock method.